                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2002
                                                         ----------------

                            FALCONSTOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

Delaware                               0-23970                  77-0216135
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                    125 Baylis Road, Melville, New York 11747
                    -----------------------------------------
                     Address of principal executive offices

        Registrant's telephone number, including area code: 631-777-5188
                                                            ------------

             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.     Other Events.
            -------------

            On October 24,  2002,  FalconStor  Software,  Inc.  (the  "Company")
issued a press  release  announcing,  among other  things,  that holders  owning approximately  26.7 million  shares of Common Stock of the Company had agreed to extend the  lock-up of their  stock from April 30,  2003 to April 30,  2004.  In return,  the Company has agreed to release from the  lock-up,  on a schedule set forth in the amended lock-up agreement, up to 80,000 shares of Common Stock held by each stockholder who agreed to this extension.  The release does not apply to certain  stockholders who own approximately 22.5 million shares of Common Stock.
The  text  of  the  press  release  is  attached  hereto  as  Exhibit  99.1  and incorporated herein by reference.  The form of the amended FalconStor  Software,
Inc., Lock-Up Agreement is attached hereto as Exhibit 99.2.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
            -------------------------------------------------------------------

     (c)    Exhibits.
            ---------

    99.1    Press release of the Company dated October 24, 2002.

    99.2    FalconStor Software, Inc., Lock-Up Agreement as amended.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FALCONSTOR SOFTWARE, INC.

Dated: October 24, 2002                     By:/s/ Jacob Ferng
                                               ---------------------------------
                                            Name:  Jacob Ferng
                                            Title: Vice President and Chief
                                                   Financial Officer